EXHIBIT 10.11

Book Catalog Teaching Auxiliary Purchase and Sales Agreement

 Party A: Education books branch of Jiangxi Xinhua Distribution Group Co., Ltd

 Party B: Jiangxi Ruanyun Technology Co., Ltd

In order to strengthen the cooperation in book distribution business, standardize the economic behavior in book distribution and establish a long-term and stable partnership, Party A and Party B, on the basis of consciously abiding by relevant laws and regulations, in line with the principle of good faith and mutual benefit, and through friendly negotiation, in addition to the announcement on the evaluation and recommendation of teaching auxiliary materials for primary and secondary schools in Jiangxi Province in 2012. This contract is concluded for teaching auxiliary products other than varieties and shall be observed and implemented jointly.

1. Party B promises that all products provided to Party A are genuine products and the content will not infringe upon others. In case of non-genuine products or infringement, Party B shall be fully responsible for all disputes arising therefrom, which have nothing to do with Party A, and shall compensate for the losses caused to Party A.

2. The content of the products provided by Party B must comply with the relevant provisions of the national publication product quality. Otherwise, Party A will refuse to pay for this part of the products, and Party B must unconditionally take back this part of the products supplied to Party A, and Party B shall bear the losses caused to Party A.

3. Party B shall provide relevant issuance qualifications (business license, tax registration certificate, and publication business license). If the products provided by Party B to Party A are considered as agency conduct, Party B shall provide the power of attorney to Party A. Otherwise, Party B shall be responsible for all consequences arising therefrom, and Party A reserves the right to claim for the losses arising therefrom.

4. Party A shall submit orders before December 20 for Spring semester and July 15 in Fall semester. The deadline for the arrival of teaching auxiliary books is 10 days before the beginning of each semester. Party B shall bear the expediting expenses (the expediting fee is 3% of the total sales) arising from the supply after the delivery deadline. The extra charge is directly deducted from the payment for goods at the time of settlement in the current quarter. The supply time of additional orders shall be negotiated separately.

5. The two parties signed the agreement that the discount of 45% of the total sales shall be applied for settlement in the original education books branch, the special discount of the catalogue of teaching auxiliary books after the Spring of 2019 shall be settled according to the discount negotiated and determined by the group’s teaching auxiliary business negotiation team, and the new varieties in the autumn of 2019 shall be settled according to the discount of 45% of the total sales.The settlement time shall be within three months after receiving the goods (subject to the date of the receipt), Party B shall issue a value-added tax invoice, and Party A shall pay the payment to the account listed on the tax invoice without cash settlement.

6. Since the market-oriented distribution mode of teaching auxiliary books is fully implemented, Party B agrees to undertake all returns.

7. The contents of the contract and the information provided by both parties to the other party are trade secrets, and neither Party A nor Party B shall disclose them to a third party.

8. This contract is made in duplicate and shall come into force after being signed and sealed by both parties.

9. In case of any dispute between the two parties during the execution of the contract or any breach of contract by one party, which cannot be settled through negotiation, legal proceedings may be brought in the people’s court where Party A is located according to relevant PRC laws.

10. Matters not covered in this contract can be negotiated separately by both parties.

Party A: Education books branch of Jiangxi Xinhua Distribution Group Co., Ltd

Legal representative or representative:

Date: August 20, 2020

Party B: Jiangxi Ruanyun Technology Co., Ltd

Legal representative or representative:

Date: August 20, 2020